HORMEL FOODS REPORTS THIRD QUARTER FISCAL 2026 RESULTS

Company Raises and Narrows Adjusted EPS¹ Outlook Following Solid Third Quarter and Strong Year-to-Date Performance

AUSTIN, Minn. (Aug. 27, 2026) – Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, today reported results for the third quarter of fiscal 2026, which ended July 26, 2026. All comparisons are to the comparable period of fiscal 2025, unless otherwise noted.

EXECUTIVE SUMMARY — THIRD QUARTER

•Net sales of $2.96 billion; organic net sales1 down 2%
•Operating income of $111 million; adjusted operating income1 of $266 million
•Operating margin of 3.7%; adjusted operating margin1 of 9.0%
•Earnings before income taxes of $103 million; adjusted earnings before income taxes1 of $258 million
•Diluted earnings per share of $0.11; adjusted diluted earnings per share1 of $0.37
•Cash flow from operations of $241 million

EXECUTIVE COMMENTARY

"We delivered solid third quarter results, growing our adjusted earnings and continuing to advance our fiscal 2026 objectives,” said Jeff Ettinger, interim chief executive officer. "With our strong year-to-date performance and continued opportunities ahead, we are raising and narrowing our adjusted earnings outlook for fiscal 2026 and remain confident in delivering adjusted earnings growth for the year consistent with, or above, our long-term algorithm."

"We continued to make progress against our strategic priorities during the quarter," said John Ghingo, president and chief executive officer-elect. "While net sales declined, the results reflected the impacts of portfolio-shaping actions, lower commodity-based pricing in portions of the business and a consumer environment that remains under pressure. At the same time, several of our Retail priority brands delivered growth, and Foodservice once again outperformed industry trends, supported by the strength of our solutions-based offerings and operator partnerships. As we continue to enhance our capabilities and sharpen our focus, we remain committed to disciplined execution and positioning the company for long-term success.”

FULL YEAR FISCAL 2026 GUIDANCE

For fiscal 2026, the Company:
•Expects net sales to be in the range of $12.1 billion to $12.2 billion, reflecting organic net sales1 growth of 1% to 2%
•Updates operating income guidance to be in the range of $0.83 billion to $0.87 billion, which includes the estimated loss related to the Brazil divestiture, a non-cash impairment charge related to a minority investment in Indonesia, and a litigation settlement
•Raises adjusted operating income1 guidance to be in the range of $1.08 billion to $1.12 billion, reflecting growth of 6% to 10%
•Updates diluted earnings per share guidance to be in the range of $1.06 to $1.12
•Raises adjusted diluted earnings per share1 guidance to be in the range of $1.45 to $1.51, reflecting growth of 6% to 10%

	Updated	Previous
Net Sales	$12.1 - $12.2 billion	$12.2 - $12.5 billion
Organic Net Sales[1] Growth Rate	1% - 2%	1% - 4%
Diluted Earnings per Share	$1.06 - $1.12	$1.28 - $1.37
Adj. Diluted Earnings per Share[1]	$1.45 - $1.51	$1.43 - $1.51

PORTFOLIO SHAPING

During the third quarter of fiscal 2026, the Company announced a definitive agreement to sell its Brazil operations, operated under the Ceratti® brand, and classified the business as held for sale. The divestiture reflects the Company's ongoing efforts to simplify and streamline its portfolio and focus its international strategy on markets with the strongest long-term growth opportunities.

The transaction successfully closed in the early part of the fourth quarter of fiscal 2026. The expected impacts of the divestiture are reflected in the Company's updated fiscal 2026 guidance ranges. Beginning in the fourth quarter of fiscal 2026, the impact of the divestiture will be excluded from year-over-year comparisons in the Company's non-GAAP organic volume¹ and organic net sales¹ metrics.

SEGMENT HIGHLIGHTS – THIRD QUARTER

Retail

•Volume down 9%; organic volume1 down 9%
•Net sales down 4%; organic net sales1 down 3%
•Segment profit down 4%

Organic net sales1 decreased in the third quarter of fiscal 2026, as declines in commodity turkey and private label snack nuts were partially offset by strong performance in value-added turkey offerings, contract manufacturing and Planters® snack nuts. Additional priority brands that delivered solid growth during the quarter include the SPAM® family of products, Applegate® natural and organic meats, and Hormel® chili. Segment profit decreased for the third quarter of fiscal 2026, as lower net sales and higher logistics expenses were partially offset by lower selling, general and administrative expenses.

Foodservice

•Volume down 1%; organic volume1 down 1%
•Net sales up 2%; organic net sales1 up 2%
•Segment profit up 3%

The third quarter of fiscal 2026 marked the 12th consecutive quarter of organic net sales1 growth for the Foodservice segment. Organic net sales¹ growth was broad-based despite the impact of lower commodity-based pricing in portions of the portfolio. Growth was driven by multiple product groups and categories, led by significant contributions from premium prepared proteins, branded pepperoni and Jennie-O® turkey. Additional branded products, including Austin Blues® smoked meats, Hormel® Natural Choice® meats and Hormel® Fire Braised™ meats, also delivered strong net sales results. Segment profit increased for the third quarter of fiscal 2026, as higher net sales and favorable pork input costs were partially offset by higher logistics and selling, general and administrative expenses.

International

•Volume down 11%; organic volume1 down 11%
•Net sales down 5%; organic net sales1 down 4%
•Segment profit down 254%; adjusted segment profit1 flat

For the International segment, organic net sales¹ declined in the third quarter of fiscal 2026. While branded export demand remained resilient during the quarter, the recognition of certain SPAM® export sales was adversely impacted due to a one-time legal-entity transition. Segment profit was significantly impacted by a non-cash impairment charge. Adjusted segment profit1 was comparable to the prior year, as minority investment performance offset weaker results in Brazil.

ADDITIONAL FINANCIAL DETAILS – THIRD QUARTER FISCAL 2026

Income Statement
•Operating margin and adjusted operating margin1 were 3.7% and 9.0%, respectively, compared to 7.9% and 8.4%, respectively, in the prior year.
•Selling, general and administrative expenses as a percent of net sales and adjusted selling, general and administrative expenses as a percent of net sales1 were 10.9% and 7.3%, respectively, compared to 8.5% and 8.1%, respectively, in the prior year.
•Advertising investments were $34 million, compared to $41 million last year.
•Significant discrete pre-tax items included: a loss of $56 million related to the Brazil divestiture, a non-cash impairment charge related to a minority investment in Indonesia of $48 million and a litigation settlement of $38 million.
•The effective tax rate was 42.3%, compared to 22.3% last year, and was significantly impacted by one-time items.

Cash Flow Statement
•Cash flow from operations was $241 million, an increase of 54% compared to the prior year.
•Capital expenditures were $68 million, compared to $72 million last year. The largest projects in the third quarter of fiscal 2026 were related to infrastructure enhancements and investments in data and technology.
•Depreciation and amortization expense was $66 million, compared to $65 million last year.
•The Company returned $161 million to stockholders during the quarter through dividends.

Balance Sheet
•The Company remained in a strong financial position at quarter end, with ample liquidity and a conservative level of debt.
•Cash on hand, excluding assets held for sale, was $840 million at quarter end, an increase of $169 million from the end of fiscal 2025.
•Inventories were $1.8 billion at quarter end, an increase of $54 million from the end of fiscal 2025.

PRESENTATION
A conference call will be webcast at 8 a.m. CT on Aug. 27, 2026. Access is available at hormelfoods.com by clicking on "Investors." The call will also be available via telephone by dialing 833-461-5787 (toll free) or 585-542-9983 (international) and providing the conference ID 915 330 197. An audio replay is available at hormelfoods.com. The webcast replay will be available at noon CT, Aug. 27, 2026, and will remain on the website for one year.

ABOUT HORMEL FOODS
Hormel Foods Corporation, based in Austin, Minnesota, is a global branded food company with over $12 billion in annual revenue. Its brands include Planters®, Skippy®, SPAM®, Hormel® Natural Choice®, Applegate®, Wholly®, Hormel® Black Label®, Columbus®, Jennie-O® and more than 30 other beloved brands. The Company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of the best companies to work for by U.S. News & World Report and one of America’s most responsible companies by Newsweek, was recognized by TIME magazine as one of the World’s Best Companies and has received numerous other awards and accolades for its corporate responsibility and community service efforts. For more information, visit hormelfoods.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, which are based on the Company's current assumptions and expectations. These statements are typically accompanied by the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "project," "seek," "target," "will," "would," or similar words or expressions. The principal forward-looking statements in this news release include statements regarding the Company's fiscal 2026 guidance and future financial and operational performance.

All such forward-looking statements are intended to enjoy the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes there is a reasonable basis for the forward-looking statements, its actual results could be materially different. The most important factors that could cause the Company's actual results to differ from its forward-looking statements include, but are not limited to, risks related to the deterioration of economic conditions; risks related to acquisitions, joint ventures, equity investments, and divestitures; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the risk of disruption of operations; the risk that the Company may fail to realize anticipated cost savings or operating profit improvements associated with strategic initiatives, including the Transform and Modernize initiative and the Company's recent corporate restructuring plan; risk of unfavorable changes in the Company's relationships with third parties; risk of the Company's inability to protect information technology (IT) systems against, or effectively respond to, cyberattacks, security breaches or other IT interruptions; labor relations and labor availability risks; food safety risks; fluctuations in commodity prices and availability of raw materials and other inputs; fluctuations in market demand for the Company's products; risks related to the Company's ability to respond to changing consumer preferences; damage to the Company's reputation or brand image; risks of litigation; risks associated with government regulation; risks related to trade policies, export and import controls, and tariffs; and the other risks and uncertainties described in Item 1A – Risk Factors of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be accessed at hormelfoods.com in the "Investors" section. Though the Company has attempted to list comprehensively these important cautionary risk factors, the Company cautions that other factors may in the future prove to be important in affecting the Company's business or results of operations. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement except as otherwise required by law.

Note: Due to rounding, numbers presented throughout this press release may not sum precisely to the totals provided, and percentages may not precisely reflect the absolute figures.

Reclassifications: Certain prior year amounts have been reclassified to conform to the current year presentation.

END NOTES
1Non-GAAP measure. See Appendix: Non-GAAP Measures to this news release for more information.

INVESTOR CONTACT
Jess Blomberg
ir@hormel.com

MEDIA CONTACT
Laura Cederberg
media@hormel.com

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share amounts
Unaudited

	Quarter Ended		Nine Months Ended
	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Net Sales	$2,961,333	$3,032,876	$8,961,250	$8,920,499
Cost of Products Sold	2,489,818	2,545,567	7,501,653	7,473,524
Gross Profit	471,515	487,309	1,459,597	1,446,975
Selling, General, and Administrative	323,501	258,713	883,822	773,158
Equity in Earnings of Affiliates	(37,110)	11,153	(4,061)	42,614
Operating Income	110,904	239,748	571,713	716,430
Interest Income	6,661	4,877	19,667	18,596
Interest Expense	19,635	19,461	59,185	58,438
Other Income (Expense), Net	5,227	11,350	11,336	8,488
Earnings Before Income Taxes	103,157	236,514	543,531	685,076
Provision for Income Taxes	43,638	52,818	144,865	151,107
Effective Tax Rate	42.3%	22.3%	26.7%	22.1%
Net Earnings	59,519	183,696	398,666	533,968
Less: Net Earnings (Loss) Attributable to Noncontrolling Interest	(55)	(46)	(182)	(366)
Net Earnings Attributable to Hormel Foods Corporation	$59,573	$183,742	$398,848	$534,334

Net Earnings Per Share:
Basic	$0.11	$0.33	$0.72	$0.97
Diluted	$0.11	$0.33	$0.72	$0.97

Weighted-average Shares Outstanding:
Basic	550,675	550,408	550,572	550,048
Diluted	551,074	550,723	550,898	550,396

Dividends Declared Per Share	$0.2925	$0.2900	$0.8775	$0.8700

HORMEL FOODS CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
In thousands
Unaudited

	July 26, 2026	October 26, 2025
Assets
Cash and Cash Equivalents	$839,639	$670,679
Short-term Marketable Securities	28,807	32,909
Accounts and Other Receivables, Net	733,460	813,989
Inventories	1,801,567	1,747,279
Taxes Receivable	58,688	96,791
Prepaid Expenses and Other Current Assets	53,420	44,010
Assets Held for Sale	10,659	—
Total Current Assets	3,526,238	3,405,656

Goodwill	4,867,763	4,924,087
Intangible Assets	1,572,850	1,647,297
Pension Assets	204,135	211,826
Investments in Affiliates	527,864	533,984
Other Assets	430,139	431,500
Property, Plant, and Equipment, Net	2,163,025	2,238,770
Total Assets	$13,292,014	$13,393,119

Liabilities and Shareholders’ Investment
Accounts Payable & Accrued Expenses	$771,154	$787,350
Accrued Marketing Expenses	133,313	113,947
Employee-related Expenses	250,072	273,402
Interest and Dividends Payable	175,646	180,700
Taxes Payable	10,690	18,752
Current Maturities of Long-term Debt	505,634	6,646
Liabilities Held for Sale	27,483	—
Total Current Liabilities	1,873,991	1,380,796

Long-term Debt Less Current Maturities	2,349,489	2,850,778
Pension and Postretirement Benefits	351,174	358,984
Deferred Income Taxes	653,360	661,349
Other Long-term Liabilities	204,345	225,397
Accumulated Other Comprehensive Loss	(236,907)	(243,646)
Other Shareholders’ Investment	8,096,561	8,159,461
Total Liabilities and Shareholders’ Investment	$13,292,014	$13,393,119

HORMEL FOODS CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
In thousands
Unaudited

	Quarter Ended		Nine Months Ended
	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Operating Activities
Net Earnings	$59,519	$183,696	$398,666	$533,968
Depreciation and Amortization	66,427	64,692	202,348	194,527
Equity in Earnings of Affiliates	37,110	(11,153)	4,061	(42,614)
Loss (Gain) on Divestitures	57,379	—	94,085	10,800
Decrease (Increase) in Working Capital, Net of Divestitures	(2,174)	(95,844)	111	(255,011)
Other	22,339	15,307	69,481	80,674
Net Cash Provided by (Used in) Operating Activities	240,599	156,698	768,752	522,345

Investing Activities
Net Sale (Purchase) of Securities	3,498	(1,434)	3,372	(6,170)
Proceeds from Sale of Business	(2,979)	—	97,056	13,139
Purchases of Property, Plant, and Equipment	(68,163)	(72,194)	(219,331)	(219,444)
Proceeds from (Purchases of) Affiliates and Other Investments	—	(584)	(5,316)	(3,283)
Other	6,119	7,890	11,952	10,767
Net Cash Provided by (Used in) Investing Activities	(61,526)	(66,323)	(112,267)	(204,991)

Financing Activities
Repayments of Long-term Debt and Finance Leases	(1,773)	(2,005)	(5,425)	(6,250)
Dividends Paid on Common Stock	(160,963)	(159,467)	(481,401)	(473,692)
Other	(283)	(1,784)	(1,609)	24,057
Net Cash Provided by (Used in) Financing Activities	(163,019)	(163,256)	(488,435)	(455,884)
Effect of Exchange Rate Changes on Cash	1,291	2,381	5,368	(4,161)
Increase (Decrease) in Cash, Cash Equivalents, and Cash Held for Sale	17,345	(70,499)	173,417	(142,692)
Cash, Cash Equivalents, and Cash Held for Sale at Beginning of Period	826,750	669,688	670,679	741,881
Cash, Cash Equivalents, and Cash Held for Sale at End of Period	844,095	599,189	844,095	599,189
Less: Cash Held for Sale	4,457	—	4,457	—
Cash and Cash Equivalents at End of Period	$839,639	$599,189	$839,639	$599,189

HORMEL FOODS CORPORATION
SEGMENT DATA
In thousands
Unaudited

	Quarter Ended			Nine Months Ended
	July 26, 2026	July 27, 2025	% Change	July 26, 2026	July 27, 2025	% Change
Volume (lbs.)
Retail	648,340	712,912	(9.1)	2,005,233	2,127,075	(5.7)
Foodservice	244,830	248,540	(1.5)	733,557	734,988	(0.2)
International	75,908	85,138	(10.8)	231,905	239,225	(3.1)
Total Volume (lbs.)	969,078	1,046,590	(7.4)	2,970,695	3,101,288	(4.2)

Net Sales
Retail	$1,779,434	$1,858,434	(4.3)	$5,416,905	$5,532,401	(2.1)
Foodservice	1,003,158	986,976	1.6	2,998,096	2,853,603	5.1
International	178,740	187,466	(4.7)	546,249	534,495	2.2
Total Net Sales	$2,961,333	$3,032,876	(2.4)	$8,961,250	$8,920,499	0.5

Segment Profit
Retail	$118,073	$122,566	(3.7)	$369,902	$378,847	(2.4)
Foodservice	144,475	140,711	2.7	456,800	420,170	8.7
International	(29,233)	18,941	(254.3)	15,812	58,193	(72.8)
Total Segment Profit	233,316	282,218	(17.3)	842,515	857,210	(1.7)
Net Unallocated Expense	130,104	45,658	185.0	298,802	171,769	74.0
Noncontrolling Interest	(55)	(46)	(20.4)	(182)	(366)	50.2
Earnings Before Income Taxes	$103,157	$236,514	(56.4)	$543,531	$685,076	(20.7)

APPENDIX: NON-GAAP MEASURES
This press release includes measures of financial performance that are not defined by U.S. generally accepted accounting principles (GAAP). The Company utilizes these non-GAAP measures to understand and evaluate operating performance on a consistent basis. These measures may also be used when making decisions regarding resource allocation and in determining incentive compensation. The Company believes these non-GAAP measures provide useful information to investors because they aid analysis and understanding of the Company’s results and business trends relative to past performance and the Company’s competitors. Non-GAAP measures are not intended to be a substitute for GAAP measures in analyzing financial performance. These non-GAAP measures are not calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies.

Transform and Modernize (T&M) Initiative
In the fourth quarter of fiscal 2023, the Company announced a multi-year T&M initiative. In presenting non-GAAP measures, the Company adjusts for (i.e., excludes) expenses for this initiative that are nonrecurring, which are primarily project-based external consulting fees and expenses related to supply chain and portfolio optimization (e.g., asset write-offs, severance, or relocation-related costs). The Company believes that nonrecurring costs associated with the T&M initiative are not reflective of the Company’s ongoing operating cost structure; therefore, the Company is excluding these discrete costs. The Company does not adjust for (i.e., does not exclude) certain costs related to the T&M initiative that are expected to continue after the project ends, such as software license fees and internal employee expenses, because those costs are considered ongoing in nature as a component of normal operating costs. The Company also does not adjust for savings realized through the T&M initiative as these are considered ongoing in nature and reflective of expected future operating performance.

Gain or Loss on Divestitures
As part of its ongoing portfolio management activities, the Company may periodically divest certain businesses to better align its portfolio with its strategic objectives and long-term growth strategy. The Company believes the one-time impacts from these transactions, including transaction costs, are not reflective of the Company’s ongoing operating cost structure, are not indicative of the Company’s core operating performance, and are not meaningful when comparing the Company’s operating performance against that of prior periods. Thus, the Company has adjusted for (i.e., excluded) these impacts. Transactions affecting comparability include the Brazil transaction, the whole-bird turkey transaction, the Justin's, LLC transaction, and the Mountain Prairie, LLC divestiture.

Corporate Restructuring Plan
In the fourth quarter of fiscal 2025, the Company commenced a corporate restructuring plan, the focus of which is to reduce administrative expenses, improve efficiencies, and align the workforce to the Company’s future needs, while enabling continued investment in the Company’s growth. The costs incurred to execute the corporate restructuring plan and the charges incurred under the program are primarily related to severance and employee benefit costs. Because the Company believes certain charges incurred under the corporate restructuring plan do not reflect future operating costs and are not meaningful when comparing the Company's operating performance against that of prior periods, the Company adjusts for (i.e., excludes) these impacts.

Consulting Agreement
On October 27, 2025, the Company entered into a consulting agreement (Consulting Agreement) with its former Chief Executive Officer (CEO), pursuant to which the former CEO is expected to provide consulting services to the Company until April 2027. Consulting costs related to the Consulting Agreement include cash and share-based compensation, which were primarily recognized in the first quarter of fiscal 2026. The Company believes nonrecurring costs associated with the Consulting Agreement are not reflective of the Company’s ongoing operating cost structure, are not indicative of the Company’s core operating performance, and are not meaningful when comparing the Company’s operating performance against that of prior periods; therefore, the Company is excluding these discrete costs.

Legal Matters
From time to time, the Company receives proceeds or incurs expenses related to discrete legal matters that the Company believes are not indicative of the Company’s core operating performance, do not reflect expected future operating income or costs, and are not meaningful when comparing the Company’s operating performance against that of prior periods. The Company adjusts for (i.e., excludes) these impacts.

Litigation Settlements
In the third quarter of fiscal 2026, the Company executed a settlement agreement with certain plaintiffs in an antitrust lawsuit. In fiscal 2025, the Company entered into a settlement agreement with certain plaintiffs in an antitrust lawsuit.

Impairments
In the third quarter of fiscal 2026, the Company recorded a non-cash impairment charge related to a minority investment in Indonesia. The Company believes these charges are not indicative of the Company’s core operating performance, do not reflect expected future operating income or costs, and are not meaningful when comparing the Company’s operating performance against that of prior periods. Thus, the Company has adjusted for (i.e., excluded) these impacts.

The tables below show the calculations to reconcile from the GAAP measures to the non-GAAP measures presented in this press release. The tax provision expense or benefit of each of the pre-tax items excluded from the Company's GAAP results was computed based on the facts and tax implications associated with each item.

HORMEL FOODS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Unaudited
	Quarter Ended		Nine Months Ended
In thousands, except per share amounts	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Cost of Products Sold (GAAP)	$2,489,818	$2,545,567	$7,501,653	$7,473,524
Transform and Modernize Initiative(1)	(447)	(1,010)	(2,222)	(3,973)
Adjusted Cost of Products Sold (Non-GAAP)	$2,489,371	$2,544,557	$7,499,431	$7,469,551

SG&A (GAAP)	$323,501	$258,713	$883,822	$773,158
Transform and Modernize Initiative(2)	(11,792)	(13,485)	(36,448)	(41,228)
Gain (Loss) on Divestitures	(57,379)	—	(94,911)	(11,324)
Corporate Restructuring Plan	26	—	(8,505)	—
Consulting Agreement	—	—	(7,775)	—
Litigation Settlements	(37,500)	—	(37,500)	(240)
Adjusted SG&A (Non-GAAP)	$216,856	$245,228	$698,684	$720,366

Equity in Earnings of Affiliates (GAAP)	$(37,110)	$11,153	$(4,061)	$42,614
Impairments	48,218	—	48,218	—
Adjusted Equity in Earnings of Affiliates (Non-GAAP)	$11,109	$11,153	$44,157	$42,614

HORMEL FOODS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Unaudited
	Quarter Ended		Nine Months Ended
In thousands, except per share amounts	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Operating Income (GAAP)	$110,904	$239,748	$571,713	$716,430
Transform and Modernize Initiative(1)(2)	12,239	14,496	38,669	45,202
(Gain) Loss on Divestitures	57,379	—	94,911	11,324
Corporate Restructuring Plan	(26)	—	8,505	—
Consulting Agreement	—	—	7,775	—
Litigation Settlements	37,500	—	37,500	240
Impairments	48,218	—	48,218	—
Adjusted Operating Income (Non-GAAP)	$266,215	$254,244	$807,292	$773,196

Earnings Before Income Taxes (GAAP)	$103,157	$236,514	$543,531	$685,076
Transform and Modernize Initiative(1)(2)	12,239	14,496	38,669	45,202
(Gain) Loss on Divestitures	57,379	—	94,911	11,324
Corporate Restructuring Plan	(26)	—	8,505	—
Consulting Agreement	—	—	7,775	—
Litigation Settlements	37,500	—	37,500	240
Impairments	48,218	—	48,218	—
Adjusted Earnings Before Income Taxes (Non-GAAP)	$258,467	$251,010	$779,110	$741,842

Provision for Income Taxes (GAAP)	$43,638	$52,818	$144,865	$151,107
Transform and Modernize Initiative(1)(2)	2,999	3,233	9,474	9,960
(Gain) Loss on Divestitures	303	—	4,525	2,469
Corporate Restructuring Plan	(6)	—	2,084	—
Consulting Agreement	—	—	—	—
Litigation Settlements	9,188	—	9,188	52
Impairments	—	—	—	—
Adjusted Provision for Income Taxes (Non-GAAP)	$56,120	$56,051	$170,136	$163,588

Net Earnings Attributable to Hormel Foods Corporation (GAAP)	$59,573	$183,742	$398,848	$534,334
Transform and Modernize Initiative(1)(2)	9,241	11,263	29,195	35,242
(Gain) Loss on Divestitures	57,076	—	90,386	8,855
Corporate Restructuring Plan	(20)	—	6,421	—
Consulting Agreement	—	—	7,775	—
Litigation Settlements	28,313	—	28,313	188
Impairments	48,218	—	48,218	—
Adjusted Net Earnings Attributable to Hormel Foods Corporation (Non-GAAP)	$202,402	$195,005	$609,156	$578,620

HORMEL FOODS CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
Unaudited
	Quarter Ended		Nine Months Ended
In thousands, except per share amounts	July 26, 2026	July 27, 2025	July 26, 2026	July 27, 2025
Diluted Earnings Per Share (GAAP)	$0.11	$0.33	$0.72	$0.97
Transform and Modernize Initiative(1)(2)	0.02	0.02	0.05	0.06
(Gain) Loss on Divestitures	0.10	—	0.16	0.02
Corporate Restructuring Plan	—	—	0.01	—
Consulting Agreement	—	—	0.01	—
Litigation Settlements	0.05	—	0.05	—
Impairments	0.09	—	0.09	—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.37	$0.35	$1.11	$1.05

SG&A as a Percent of Net Sales (GAAP)	10.9%	8.5%	9.9%	8.7%
Transform and Modernize Initiative(2)	(0.4)	(0.4)	(0.4)	(0.5)
Gain (Loss) on Divestitures	(1.9)	—	(1.1)	(0.1)
Corporate Restructuring Plan	—	—	(0.1)	—
Consulting Agreement	—	—	(0.1)	—
Litigation Settlements	(1.3)	—	(0.4)	—
Adjusted SG&A as a Percent of Net Sales (Non-GAAP)	7.3%	8.1%	7.8%	8.1%

Operating Margin (GAAP)	3.7%	7.9%	6.4%	8.0%
Transform and Modernize Initiative(1)(2)	0.4	0.5	0.4	0.5
(Gain) Loss on Divestitures	1.9	—	1.1	0.1
Corporate Restructuring Plan	—	—	0.1	—
Consulting Agreement	—	—	0.1	—
Litigation Settlements	1.3	—	0.4	—
Impairments	1.6	—	0.5	—
Adjusted Operating Margin (Non-GAAP)	9.0%	8.4%	9.0%	8.7%

(1)    Comprised primarily of costs related to supply chain and portfolio optimization.
(2)    Comprised primarily of project-based external consulting fees.

ADJUSTED SEGMENT PROFIT (NON-GAAP)

	Quarter Ended
	July 26, 2026			July 27, 2025
In thousands	GAAP	Non-GAAP Adjustments(1)	Non-GAAP	GAAP	Non-GAAP Adjustments(2)	Non-GAAP
Segment Profit (Loss)
Retail	$118,073	$—	$118,073	$122,566	$—	$122,566
Foodservice	144,475	—	144,475	140,711	—	140,711
International	(29,233)	48,218	18,985	18,941	—	18,941
Total Segment Profit (Loss)	233,316	48,218	281,534	282,218	—	282,218
Net Unallocated Expense	130,104	(107,092)	23,012	45,658	(14,496)	31,162
Noncontrolling Interest	(55)	—	(55)	(46)	—	(46)
Earnings Before Income Taxes	$103,157	$155,310	$258,467	$236,514	$14,496	$251,010
(1)    International segment profit (loss) adjustments in the third quarter of fiscal 2026 were due to a non-cash impairment charge. Net Unallocated Expense adjustments were comprised of gain (loss) on divestitures, an unfavorable litigation settlement, nonrecurring T&M initiative costs, and corporate restructuring plan charges.
(2)    Net Unallocated Expense adjustments in the third quarter of fiscal 2025 were comprised of nonrecurring T&M initiative costs.

	Nine Months Ended
	July 26, 2026			July 27, 2025
In thousands	GAAP	Non-GAAP Adjustments(1)	Non-GAAP	GAAP	Non-GAAP Adjustments(2)	Non-GAAP
Segment Profit (Loss)
Retail	$369,902	$—	$369,902	$378,847	$—	$378,847
Foodservice	456,800	—	456,800	420,170	—	420,170
International	15,812	48,218	64,031	58,193	—	58,193
Total Segment Profit (Loss)	842,515	48,218	890,734	857,210	—	857,210
Net Unallocated Expense	298,802	(187,360)	111,442	171,769	(56,766)	115,003
Noncontrolling Interest	(182)	—	(182)	(366)	—	(366)
Earnings Before Income Taxes	$543,531	$235,578	$779,110	$685,076	$56,766	$741,842
(1)    International segment profit (loss) adjustments in the first nine months of fiscal 2026 were due to a non-cash impairment charge. Net Unallocated Expense adjustments were comprised of gain (loss) on divestitures, nonrecurring T&M initiative costs, an unfavorable litigation settlement, corporate restructuring plan charges, and Consulting Agreement costs.
(2)    Net Unallocated Expense adjustments in the first nine months of fiscal 2025 were comprised of nonrecurring T&M initiative costs, the loss on the divestiture of Mountain Prairie, LLC and an unfavorable litigation settlement.

ORGANIC VOLUME AND ORGANIC NET SALES (NON-GAAP)

The non-GAAP measures of organic volume and organic net sales are presented to provide investors with additional information to facilitate the comparison of past and present operations. Organic volume and organic net sales exclude the impact of the sale of the Company's controlling equity interest in Justin's, LLC in the first quarter of fiscal 2026.

	Quarter Ended
	July 26, 2026	July 27, 2025
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Volume (lbs.)
Retail	648,340	712,912	(3,540)	709,372	(8.6)
Foodservice	244,830	248,540	(346)	248,194	(1.4)
International	75,908	85,138	(68)	85,071	(10.8)
Total Volume (lbs.)	969,078	1,046,590	(3,953)	1,042,637	(7.1)

Net Sales
Retail	$1,779,434	$1,858,434	$(19,052)	$1,839,382	(3.3)
Foodservice	1,003,158	986,976	(1,856)	985,120	1.8
International	178,740	187,466	(520)	186,947	(4.4)
Total Net Sales	$2,961,333	$3,032,876	$(21,427)	$3,011,449	(1.7)

	Nine Months Ended
	July 26, 2026	July 27, 2025
In thousands	GAAP	GAAP	Divestiture	Non-GAAP Organic	Non-GAAP % Change
Volume (lbs.)
Retail	2,005,233	2,127,075	(8,605)	2,118,469	(5.3)
Foodservice	733,557	734,988	(724)	734,264	(0.1)
International	231,905	239,225	(117)	239,109	(3.0)
Total Volume (lbs.)	2,970,695	3,101,288	(9,446)	3,091,842	(3.9)

Net Sales
Retail	$5,416,905	$5,532,401	$(45,526)	$5,486,876	(1.3)
Foodservice	2,998,096	2,853,603	(4,100)	2,849,503	5.2
International	546,249	534,495	(1,190)	533,305	2.4
Total Net Sales	$8,961,250	$8,920,499	$(50,815)	$8,869,684	1.0

FORWARD-LOOKING GAAP TO NON-GAAP MEASURES

The information below reconciles the estimated fiscal 2026 GAAP measures to the corresponding estimated adjusted non-GAAP measures.

Fiscal 2026 Outlook – Organic Net Sales (Non-GAAP)
To provide a clearer comparison of past and present net sales performance, the Company has adjusted its fiscal 2025 net sales to exclude the impact of the sale of the Justin's® branded business in the first quarter of fiscal 2026 and the sale of its Brazil operations in the fourth quarter of fiscal 2026.

In billions	Fiscal 2026 Outlook			2025 Results	Change
Net Sales (GAAP)	$12.1	-	$12.2	$12.1	0%	-	1%
Divestitures	—	-	—	(0.1)
Organic Net Sales (Non-GAAP)	$12.1	-	$12.2	$12.0	1%	-	2%

Fiscal 2026 Outlook – Adjusted Operating Income (Non-GAAP)
The Company's fiscal 2026 outlook for adjusted operating income is a non-GAAP measure that excludes items impacting comparability.

In fiscal 2026, the Company expects:
•Operating income (GAAP) in the range of $826 million to $869 million
•Adjustments for gains and losses on divestitures of $94.9 million
•Adjustments for the T&M initiative of $49.0 million to $52.0 million
•Adjustment for a non-cash impairment of $48.2 million
•Adjustment for a litigation settlement of $37.5 million
•Adjustments for corporate restructuring plan-related charges of $8.5 million
•Adjustment for the Consulting Agreement of $7.8 million

Resulting in an adjusted operating income range (non-GAAP) of $1,075 million to $1,115 million.

Fiscal 2026 Outlook – Adjusted Diluted Earnings per Share (Non-GAAP)
The Company's fiscal 2026 outlook for adjusted diluted earnings per share is a non-GAAP measure that excludes items impacting comparability.

In fiscal 2026, the Company expects:
•Diluted earnings per share (GAAP) in the range of $1.06 to $1.12
•Adjustments for gains and losses on divestitures of $0.16
•Adjustment for a non-cash impairment of $0.09
•Adjustments for the T&M initiative of $0.07
•Adjustment for a litigation settlement of $0.05
•Adjustments for corporate restructuring plan-related charges of $0.01
•Adjustment for the Consulting Agreement of $0.01

Resulting in an adjusted diluted earnings per share range (non-GAAP) of $1.45 to $1.51.